                         CREDIT AND SECURITY AGREEMENT

                                     AMONG

                      REPUBLIC NATIONAL BANK OF NEW YORK,
                           INDIVIDUALLY AND AS AGENT
                                452 FIFTH AVENUE
                           NEW YORK, NEW YORK  10018


                               NATWEST BANK N.A.
                          1133 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK  10036

                                      AND

                                MOVIE STAR, INC.



Republic National Bank of New York,                           September 14, 1995
Individually and as Agent
452 Fifth Avenue
New York, New York  10018

NatWest Bank N.A.
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

                 This Agreement states the terms and conditions upon which, effective as of the date of acceptance hereof by each of you, we may obtain loans and other financial accommodations through the Agent from Republic National Bank of New York ("RNB") and NatWest Bank N.A. ("NatWest"), on a several basis, for our general corporate and business purposes upon the security referred to herein.

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Section
1.  DEFINITIONS.

                 1.1 All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code of the State of New York ("UCC") shall have the meanings given therein, unless otherwise defined in this Agreement, and all references to the plural herein shall also mean the singular. All accounting terms used herein shall have the meaning assigned to them by generally accepted accounting principles, unless otherwise defined.

                 1.2 "Accessions" shall have the meaning ascribed to it in the UCC, as amended.

                 1.3 "Accounts" shall mean all of our present and future accounts, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, and all of our contract rights, including, without limitation, all obligations for the payment of money arising out of our sale, lease or other disposition of goods or other property or rendition of services.

                 1.4 "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

                 1.5 "Accounts Advance Percentage" shall have the meaning set forth in Section 2.2 hereof.

                 1.6 "Actual Letter of Credit Exposure" shall mean the aggregate amount, at any one time, of the amounts outstanding under all Letters of Credit, except Existing RNB Standby Letters of Credit and shall include, without limitation, the amounts outstanding under the Existing RNB Letters of Credit and the Existing NatWest Letters of Credit.

                 1.7 "Actual Total Line Outstanding" shall mean the aggregate amount, at any one time, of (x) the unpaid principal amounts of the Loans outstanding, (y) the Actual Letter of Credit Exposure and (z) Existing RNB Standby Letter of Credit.

                 1.8 "Affiliate" of a party shall mean any entity controlling, controlled by or under common control with, the party.

                 1.9 "Agent" shall have the meaning set forth in Section 10 hereof.

                 1.10      "Application" shall have the meaning set forth in
Section 2.4 hereof.

                 1.11     "Bank" shall mean either RNB or NatWest.

                 1.12 "Business Day" shall mean a day on which the Agent, RNB and NatWest are each open for the regular transaction of business in New York, New York.





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                 1.13 "NatWest Note" shall have the meaning set forth in
Section 2.3 hereof.

                 1.14 "Closing Date" shall mean the date this Agreement is accepted by both Banks.

                 1.15     "Collateral" shall have the meaning set forth in
Section 4.1 hereof.

                 1.16 "Control" shall mean the power to direct the affairs of a person or entity, including, without limitation, through the ownership of a majority of the voting power of a party.

                 1.17     "Due Date" shall mean December 31, 1995.

                 1.18 "Eligible Accounts" shall mean Accounts created by us in the ordinary course of business arising out of our sale and delivery of goods or rendition of services, which are and at all times shall continue to be deemed eligible hereunder by the Agent, in all respects in the Agent's sole and absolute discretion. Standards of and criteria for eligibility may be established, supplemented and revised from time to time solely by the Agent in its exclusive judgment, exercised reasonably and in good faith. In determining eligibility, the Agent may, but need not, rely on agings or reports and schedules of Accounts furnished by us, but reliance by the Agent, RNB or NatWest thereon from time to time shall not be deemed to limit the Agent's right to revise standards of eligibility at any time as to both our present and future Accounts. Without limiting the generality of the foregoing, in any event, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account, based on financial condition, relative amount of credit extended, payment history and otherwise, is and continues to be acceptable to the Agent in its sole and absolute discretion, (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth, (c) delivery of the goods or rendition of the services has been completed and accepted by the Account Debtor, (d) such Account is not subject to any agreement under which any deduction, discount, credit or allowance of any kind may be granted or allowed, and (e) no more than ninety (90) days have elapsed since the invoice date of such Account or (60) days past the due date provided such due date is not more than 90 days from shipment.

                 1.19 "Events of Default" shall have the meaning set forth in Section 8.1 hereof.

                 1.20 "Existing NatWest Letters of Credit" shall mean the commercial letters of credit issued by NatWest for our account prior to the Closing Date and currently outstanding, as listed on Schedule B hereto together with any Steamship Guaranty or Air Release issued by NatWest.

                 1.21 "Existing RNB Standby Letters of Credit shall mean the standby letters of credit listed on Schedule C.





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                 1.22  "Existing RNB Letters of Credit" shall mean the
commercial letters of credit issued by RNB for our account prior to the Closing Date and currently outstanding, as listed on Schedule C hereto together with any Steamship Guaranty or Air Release issued by RNB.

                 1.23 "Inventory" shall mean all imported inventory and all documents (including, without limitation, all documents of title, transport or otherwise) and all Records, other property and general intangibles at any time relating to such inventory, whether now or hereafter existing or acquired and wherever located, all products and proceeds (including, but not limited to, all "proceeds," "products," "offspring," "rents," or "profits," as such terms are used in the United States Bankruptcy Code, as amended), and all insurance proceeds of such property wherever located and in whatever form. As used herein, the term "imported inventory" means all inventory of the Debtor of finished goods imported from outside of the United States for which any bank has issued a letter of credit.

                 1.24 "Letter of Credit" shall mean a letter of credit issued by the Agent for our account under this Agreement together with any Steamship Guaranty or Air Release.

                 1.25      "Loan Account" shall have the meaning set forth in
Section 2.3 hereof.

                 1.26 "Maximum Credit Amount" shall have the meaning set forth in Section 2.2 hereof.

                 1.27      "Maximum Rate" shall have the meaning set forth in
Section 3.4 hereof.

                 1.28 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts, less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                 1.29 "Obligations" shall mean any and all Loans, indebtedness, liabilities and obligations of any kind owing by us or any Affiliate of ours to RNB, NatWest or the Agent, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement (including, without limitation, all Loans or extensions of credit made to us by either of you hereunder, whether or not in excess, at any time, of the Maximum Credit Amount, any supplement hereto, or otherwise, including, without limitation, any liability of ours to any of you relating to issuance by RNB, NatWest or the Agent of letters of credit for our account or the payment by any of you under any such letters of credit of any unreimbursed draws, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others by purchase, negotiation, discount, assignment or otherwise (including, without limitation, any participations or interests of RNB or NatWest in our obligations to others and all amounts owing by us to any of you by reason of purchases made by us from other concerns financed or factored by any of you) and including, without limitation, interest, fees, commissions,





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expenses and costs chargeable by any of you to us or reimbursable by us to any of you in connection with all of the foregoing.

                 1.30 "Old NatWest Notes" shall mean Interest Bearing Grid Note dated July 31, 1995 in the amount of $10,000,000.

                 1.31 "Old Republic Notes" shall mean Demand Grid Note dated January 31, 1992 in the amount of $20,000,000.

                 1.32 "Projected Letter of Credit Exposure" shall mean, at any one time, the aggregate amount projected to be outstanding under all Letters of Credit (including the amounts projected to be outstanding under the Existing RNB Letters of Credit, and the Existing NatWest Letters of Credit) at such time, as set forth in the Projections.

                 1.33 "Projected Total Line Outstanding" shall mean, at any one time, the sum of (x) the aggregate unpaid principal amounts of the Loans projected to be outstanding at such time, (y) the Projected Letter of Credit Exposure at such time and (z) Existing RNB Standby Letters of Credit.

                 1.34 "Projections" shall mean our financial projections dated August 9, 1995 provided by us to RNB and NatWest, a copy of which is attached hereto as Exhibit A, or revised financial projections, if any, accepted in writing by both RNB and NatWest, in their sole and absolute discretion, as constituting the "Projections" for all purposes of this Agreement.

                 1.35 "Records" shall have the meaning set forth in Section 4.1(h) hereof.

                 1.36 "Shortfall Amount" shall mean, for any month, the amount specified in the Projections for such month by which the aggregate unpaid principal amounts of the Loans and Existing RNB Standby Letters of Credit projected to be outstanding for such month exceeds 80% of the projected Net Amount of Eligible Accounts for such month.

Section 2.  EXTENSIONS OF CREDIT.

                 2.1 Loans and Letters of Credit. Subject to the terms and conditions hereof, provided there is no Event of Default, at our request the Agent shall, from time to time until one (1) day prior to Due Date, acting severally on behalf of RNB and NatWest, make loans to us (each, a "Loan"), and
(ii) issue Letters of Credit on behalf of RNB and NatWest (each, a "Letter of Credit"), and such Loans may be repaid and re-borrowed hereunder provided, however, that the Actual Total Line Outstanding shall not exceed the Maximum Credit Amount and provided that there is no Event of Default. The extension of any credit to us hereunder in excess of the Maximum Credit Amount or after an Event of Default shall not be deemed to modify such amount or create any obligation to make any further extension of credit in excess of such amount or after an Event of Default.

                 2.2  Maximum Credit Amount


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                 (a)  The Maximum Credit Amount shall be, at any one time,
(before taking into account the deviances from the Projections expressly permitted under subsections (b) and (c) of this Section 2.2) the lesser of (i) $27,040,000.00 or (ii) the sum of (x) eighty percent (80%) (or such greater or lesser percentage thereof as the Agent, in its sole and absolute discretion, determine from time to time (such percentage in effect from time to time, the "Accounts Advance Percentage")) of the Net Amount of Eligible Accounts which have been validly assigned to the Agent and in which the Agent holds a security interest pursuant to the terms hereof ranking prior to and free and clear of the interests, claims and rights of others, (y) the Shortfall Amount, and (z) the Projected Letter of Credit Exposure.

                 (b) The Agent may, in its sole and absolute discretion, deem the Shortfall Amount to be increased by an amount of up to $2,000,000 at any time during any month (excluding the last day of such month).

                 (c) The Agent may, in its sole and absolute discretion, allow the Maximum Credit Amount to be increased by an amount of up to $2,000,000 at any time during any month (excluding the last day of such month).





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                 2.3      Loans.

                 (a) Loan Accounts. All Loans made to us and other amounts due from us hereunder shall be charged to a loan account in our name on the Agent's books (the "Loan Account"), and the amount of such Loan Account shall be allocated on the Agent's books, by notation by the Agent, indicating what portion of such Loan or other amount due is due to the Agent on behalf of RNB (the "RNB Loan Account") or NatWest (the "NatWest Loan Account"), as the case may be. The Agent shall render to us each month a statement of the Loan Account for the previous month, which shall indicate the amount in the RNB Loan Account and in the NatWest Loan Account, which statement shall be considered correct and deemed accepted by and conclusively binding upon us as an account stated, except to the extent that the Agent receives a written notice of any specific exceptions by us thereto within five (5) days (or such longer minimum period as may be required by applicable law) after the date of such statement. Subject to the foregoing, the Agent may, at its option, maintain one or more separate accounts for us with respect to any and all Loans, fees, commissions, expenses and costs chargeable to us hereunder. Maintaining the Loan Account, the RNB Loan Account, the NatWest Loan Account and other separate accounts shall not affect the nature or extent of any security interests in Collateral granted by us to the Agent, RNB or NatWest in that any and all Loans or other Obligations are secured by any and all security interests in Collateral heretofore, now or hereafter granted to the Agent, RNB or NatWest. The debit balance of the Loan Account at any time shall reflect the aggregate amount of our indebtedness to RNB and NatWest hereunder and the related debit balance of the RNB Loan Account or NatWest Loan Account at any time shall reflect that portion of such indebtedness owed to RNB or NatWest, as the case may be.

                 (b) Promissory Notes. (i) On the Closing Date, we shall execute and deliver (i) to RNB a Secured Promissory Note in the principal amount of $16,224,000 maturing on the Due Date in form and substance satisfactory to RNB (the "RNB Note"), and (ii) to NatWest a Secured Promissory
Note in the principal amount of $10,816,000, maturing on the Due Date in form and substance satisfactory to NatWest (the "NatWest Note"). The RNB Note and the NatWest Note shall evidence the Loans made to us hereunder on behalf of RNB and NatWest, respectively. We hereby unconditionally and irrevocably authorize each Bank (and any holder of such Bank's Note) to make notations on its books and records of (i) the date and amount of the portion of each Loan allocable to such Bank, (ii) the dates and amounts of all principal payments thereon, and
(iii) the remaining unpaid principal amounts thereof, in each case consistent with the amount set forth on the Agent's books and records as the respective amounts of the RNB Loan Account and the NatWest Loan Account. The information entered on such Bank's books and records shall be binding upon us in absence of manifest error; provided, however, to the extent there is any discrepancy between the amount set forth on such Bank's books and records and the amount of the NatWest Loan Account or the RNB Loan Account, the amount of such Loan Account shall govern. Notwithstanding the foregoing, any failure by a Bank (or the holder of such Bank's Note), to make notations on its respective books and records shall in no way mitigate or discharge our obligation to repay any Loans actually made. (ii) All unpaid principal amounts outstanding pursuant to the Old RNB Notes


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and the Old NatWest Notes shall be deemed Loans under this Agreement, as of the
Closing Date, and shall be allocated to the Loan Account, and the RNB Loan Account or the NatWest Loan Account, as the case may be, and shall be evidenced by and repayable in accordance with the RNB Note or the NatWest Note, as the case may be, and this Agreement, with appropriate notations made with respect to such Notes on the books and records of each Bank. Such amounts shall be deemed included within the terms "Loans" and "Obligations" for all purposes of this Agreement, including, without limitation, calculating the Actual Total
Line Outstanding. All unpaid interest amounts owing pursuant to the RNB Old Notes and the NatWest Old Notes, as of the Closing Date, shall be paid by us in cash on the Closing Date to RNB or NatWest, as the case may be, or, if not so paid, the full amount thereof shall be deemed to be a Loan hereunder made as of the Closing Date, and shall be charged to the Loan Account accordingly, and the Agent shall use the proceeds of such Loan to pay to RNB and NatWest, on the Closing Date, the amount of such interest due to each of them.

                 2.4      Letters of Credit.

                 (a) Each Letter of Credit shall be issued pursuant to RNB's standard form of application and reimbursement agreement for a commercial letter of credit (the "Application"), and shall expire on a date no later than 180 days from the date of issuance or April 30, 1996, (except Existing RNB Standby Letters of Credit,) whichever is earlier. We shall pay RNB's standard fixed fees, as established from time to time, for opening and amending any Letter of Credit, payable at the time of such opening or amendment. We shall also pay, for each sight draft presented to the Agent in accordance with the terms of any Letter of Credit, a negotiation fee equal to 1/4% of the face amount of such sight draft. Such negotiation fee shall be payable when such draft is presented to and honored by the Agent, all as more fully set forth in the Application.

                 (b) The Existing RNB Letters of Credit and Existing RNB Standby Letters of Credit, shall be deemed, from and after the Closing Date, to be Letters of Credit issued by the Agent under this Agreement and the related application and reimbursement agreements shall be deemed, from and after the Closing Date, to run to the Agent for the benefit of RNB and NatWest. The fixed and negotiation fees payable in respect of the Existing RNB Letters of Credit shall be as set forth in subsection (a) of this Section 2.4. The Existing NatWest Letters of Credit shall continue as letters of credit issued by NatWest, and the fees in respect thereof shall be as set forth in the related application and reimbursement agreements between us and NatWest.

                 (c) The outstanding amounts of the Existing RNB Letters of Credit and the Existing NatWest Letters of Credit shall be included for all purposes in calculating the Actual Letter of Credit Exposure, and such amounts shall be deemed included in the term Obligations, for all purposes of this Agreement and the Existing RNB Standby Letter of Credit shall be deemed for purposes of this Agreement to be included in the term Obligations.


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                 2.5      At the Agent's option, all principal, interest, fees,
commissions, expenses and costs (including, without limitation, field examination fees) chargeable by the Agent, RNB or NatWest to us or reimbursable by us to such party in connection with this Agreement, or any supplement hereto (all of which shall be cumulative and not exclusive) shall be due and payable on demand, and, at the Agent's option, all such fees, commissions, expenses and costs may be charged by the Agent directly to the Loan Account and allocated to the RNB Loan Account and NatWest Loan Account, by the Agent.

                 2.6 All Loans shall be payable at the Agent's office specified above or at such other place as the Agent may hereafter designate from time to time.

Section 3.  INTEREST AND FEES.

                 3.1 Interest shall be payable by us to the Agent, for the account of RNB and NatWest, as the case may be, on the last day of each month upon the closing daily balances in the Loan Account for each day during such month, at a rate equal to one percent (1%) per annum in excess of the rate from time to time established by the Agent at its principal domestic office as its reference rate for domestic commercial loans, whether or not such established reference rate is the best rate available from the Agent for commercial loans. The rate charged hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in said reference rate, effective on the first day of the month after any change in said reference rate based on the reference rate in effect on the last day of the month in which any such change occurs. The rate of interest in effect hereunder on the date hereof in accordance with the foregoing, expressed in terms of simple interest, is nine and three quarters percent (9 3/4%) per annum. Notwithstanding the foregoing, in no event shall the interest rate payable under this Section 3.1 be less than six percent (6%) per annum.

                 3.2 On and after the date of any Event of Default (and so long as such Event of Default is continuing) interest on all outstanding unpaid Loans shall accrue at a rate equal to two percent (2%) per annum above the rate that would otherwise apply from the date of such Event of Default or termination, and all interest accruing hereunder shall thereafter be payable on demand.

                 3.3 Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be included in each monthly statement of the Loan Account. The Agent shall have the right, at its option, to charge all interest to the Loan Account, and allocate it to the RNB Loan Account and the NatWest Loan Account on the first day of each month, and such interest shall be deemed to be paid by the first amounts subsequently credited thereto.

                 3.4 Notwithstanding any provision herein or in any related document, neither the Agent, RNB nor NatWest shall ever be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to by charged from time to time by applicable law (if such law imposes any





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maximum rate), and in the event the Agent, RNB or NatWest ever receives, collects, or applies as interest any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of your charges other than interest are paid in full, any remaining excess shall forthwith be paid to us. In determining whether or not the interest paid or payable under any specified contingency exceeds the Maximum Rate, we shall, to the extent permitted under applicable law, spread the total amount of interest throughout the longer of: (a) the entire contemplated term hereof or (b) the term during which this Agreement has been in effect; provided, however, that if the Loan Account is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate under applicable law, the Agent shall refund to us the amount of such excess or credit the amount of such excess against the principal of the Loan Account and, in such event, neither the Agent nor RNB or NatWest shall be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

                 3.5 We shall pay the Agent monthly a loan management fee of 1/4 of 1% per annum on the last day of each month upon the average daily balances in the Loan Accounts for such month. Said payment to the Agent is solely for the account of the Agent.

Section 4.  SECURITY INTEREST.

                 4.1 As security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to the Agent on behalf of itself, RNB and NatWest, a continuing security interest in, a lien upon and a right of setoff against, and we hereby assign, transfer, pledge and set over to the Agent on behalf of itself, RNB and NatWest, all of our right, title and interest in and to the following (which together with any of our other property in which you may now or at any time hereafter have a security interest or lien, whether pursuant to any security or other agreement previously executed by us in favor of RNB or NatWest, or any supplement hereto, or otherwise, are herein collectively referred to as the "Collateral"): All present and future (a) Accounts; (b) Inventory; (c) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent, RNB or NatWest from or for us, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of our deposits (general or special), balances, sums and credits with you or any other party at any time existing; (d) all of our rights, remedies, security and liens, in, to and in respect of the Accounts, Inventory, and other Collateral described herein, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, all proceeds of any letter of credit naming us as beneficiary, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance; (e) all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices, documents, contracts or instruments, including, without limitation, promissory notes, with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all





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returned, reclaimed or repossessed goods; (f) all additional amounts due to us from any Account Debtor; (g) all books, records, ledger cards, computer programs, tapes and related data processing software, and other property of any kind or nature, whether general intangibles or otherwise, recording, evidencing or relating to the Accounts, Inventory, any other above-mentioned Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored ("Records"); (h) all other general intangibles of every kind and description, whether or not arising out of the sale, leasing or other disposition of goods or the rendition of services, including, without limitation, causes of action, reversions from pension plans, trade names, trade styles, trademarks and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refunds and claims of all kinds; and (i) all proceeds of the foregoing, in any form, including, without limitation, cash, non- cash items, checks, notes, drafts and other instruments for the payment of money, insurance proceeds, and any claims against third parties for loss or damage to or destruction of any or all of the foregoing. Such general assignment, pledge and security interest (i) shall continue during the term of this Agreement and thereafter until payment in full of the Obligations, whether or not this Agreement shall have sooner terminated, and (ii) shall be in addition to and cumulative with any and all assignments, pledges and security interests heretofore made or granted by us in favor of RNB or NatWest pursuant to any security or other agreement previously executed by us in favor of RNB or NatWest.

                 4.2 We shall keep and maintain, at our cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as the Agent may request, in its sole and absolute discretion, we shall mark our ledger cards, books of account and other records relating to Accounts with appropriate notations satisfactory to the Agent in its sole and absolute discretion, disclosing that such Accounts have been assigned to it. We shall not assign, or attempt to assign, or otherwise grant any rights in or otherwise encumber any of our Accounts to or in favor of any party other than the Agent. At such time as the Agent may request, in its sole and absolute discretion, we shall deliver to the Agent all original documents evidencing the sale, lease or other disposition of goods or the rendition of services which created any Accounts, including, but not limited to, all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to the Agent of each Account, in form and substance satisfactory to the Agent, RNB and NatWest and duly executed by us, together with such other information as the Agent may request. In no event shall the making or the failure to make, or the content of, any schedule or assignment or our failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of the Agent's security interest in, lien upon and assignment of the Collateral or our representations, warranties or covenants under this Agreement or any supplement hereto.

Section 5.  COLLECTION AND ADMINISTRATION.

                 5.1 Until our authority to do so is curtailed or terminated at any time by notice from the Agent (which the Agent may give at any time in its sole and absolute discretion), we





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shall, at our expense and on the Agent's behalf, collect, as the Agent's property, on behalf of the Agent, RNB and NatWest, and in trust for the Agent, RNB and NatWest, all remittances and all amounts unpaid on Accounts, and we shall not commingle such collections with our own funds. We shall on the day received remit all such collections to the Agent in the form received duly endorsed by us for deposit with the Agent, unless you shall direct us otherwise. All amounts collected on Accounts when received by the Agent (including all prepayments in respect thereof or otherwise by Account Debtors) shall be credited to the Loan Account, and further credited by allocation made by the Agent, in its sole discretion, to the RNB Loan Account and the NatWest Loan Account, as the case may be, after adding two (2) Business Days for collection, clearance and transfer of remittances, conditional upon final payment to the Agent.

                 5.2 All Records shall be kept in appropriate containers in safe places, bearing suitable legends identifying them as being under the Agent's dominion and control. The Agent, RNB and NatWest, or their representatives, shall at all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of our Records, to confirm and verify all Accounts, to perform general audits and to do whatever else any of you deem necessary to protect any of your interests. The Agent may at any time remove from our premises or require us or any accountants and auditors employed by us to deliver to the Agent, RNB or NatWest any Records and the Agent may, without cost or expense to the Agent, RNB or NatWest, use such of our personnel, supplies, computer equipment and space at our places of business as may be reasonably necessary for the handling of collections.

                 5.3 We shall promptly upon obtaining knowledge thereof report to the Agent all reclaimed, repossessed or returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Accounts. At the Agent's request, any goods reclaimed or repossessed by or returned to us will be set aside, marked with the Agent's name and held by us for the Agent's account and subject to your security interest. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at our own cost and expense. The Agent may, at your option, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by us within a reasonable time.

                 5.4 We shall, in the manner requested by the Agent from time to time, direct that all proceeds of Accounts, letters of credit, bankers' acceptances and other proceeds of Collateral shall be paid to a lock box or post office box designated by the Agent and under the Agent's control and/or deposited into a blocked account under the Agent's control and/or deposited into an account maintained in the Agent's name and under the Agent's control and in connection therewith shall execute such lock box, blocked account or other agreement as the Agent in its sole and absolute discretion shall specify.

Section 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

                 We hereby represent, warrant and covenant to each of the Agent, RNB and NatWest the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of Loans and the issuance of Letters of Credit by the Agent on behalf of each of RNB and NatWest, severally, hereunder or under any supplement hereto:

                 6.1 We are, and shall be, with respect to all Collateral now existing or hereafter acquired, the owner of such Collateral free from any lien, security interest, claim or encumbrance of any kind, except in the Agent's favor and as otherwise consented to in writing by the Agent, and we shall defend the same against the claims of all persons.

                 6.2 The only location of any Collateral hereunder are those addresses listed on Schedule A annexed hereto and made a part hereof. Schedule A sets forth the owner and/or operator of the premises at such addresses for all locations which we do not own and operate, and all mortgages, if any, with respect to such premises. We shall not remove any such Collateral from such locations or sell, lease, transfer, assign or otherwise dispose of any Inventory, and we have not, and shall not consign any Inventory with any party, or store any Inventory with any bailee, warehouseman or similar party, without (a) ten (10) business days' prior written notice to the Agent, RNB and NatWest and the Agent's written consent, and (b) first making all arrangements and delivering or causing to be delivered to the Agent, RNB and NatWest such agreements and other documentation requested by you for the protection and preservation of the Agent's security interests and liens, in form and substance satisfactory to the Agent, in its sole and absolute discretion, except for sales of Inventory in the ordinary course of our business.

                 6.3 We shall at all times maintain, with financially sound and reputable insurers, casualty and hazard insurance with respect to the Inventory for not less than its full market value and against all risks to which it may be exposed. All such insurance policies shall be in such form, substance and coverage as may be satisfactory to the Agent in its sole and absolute discretion and shall provide for thirty (30) days' minimum prior cancellation notice in writing to the Agent. The Agent may act as attorney-in-fact for us in obtaining, adjusting, settling, amending and canceling such insurance without liability to us. We shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Inventory specifying that the proceeds of such insurance shall be payable to the Agent, on behalf of RNB and NatWest, and us as their and our interests may appear and further specifying that the Agent shall be paid regardless of any act, omission or breach of warranty by us, (b) deliver to the Agent an original executed copy of, or executed certificate of the insurance carrier with respect to, such endorsement and, at the Agent's request, the original or a certified duplicate copy of the underlying insurance policy, and (c) deliver to the Agent such other evidence which is satisfactory to the Agent in its sole and absolute discretion of compliance with the provisions hereof.

                 6.4 We shall promptly notify the Agent, RNB and NatWest in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the

Inventory or which would result in any material adverse change in our business, properties, assets, goodwill or condition, financial or otherwise.

                 6.5 At the Agent's option, it may apply insurance monies received at any time to the cost of repairs to or replacement of the Inventory and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as the Agent, in its sole and absolute discretion, may determine.

                 6.6 Upon the request of the Agent, RNB or NatWest, at any time and from time to time, we shall, at our sole cost and expense, execute and deliver to the Agent, RNB and NatWest written reports or appraisals as to the Inventory listing all items and categories thereof, describing the condition of the same and setting forth the value thereof (the lower of cost or market value), in such form as is satisfactory to the Agent in its sole and absolute discretion. We shall at all times during normal business hours allow the Agent, RNB or NatWest, or their agents, to examine and inspect the Inventory, as well as our Records relating thereto, and to make extracts and copies of such Records.

                 6.7 We shall (a) use, store and maintain the Inventory with all reasonable care and caution, and (b) use the Inventory for lawful purposes only and in conformity with applicable laws, ordinances and regulations.

                 6.8 All Inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto.

                 6.9 The Inventory is and shall be used in our business and not for personal, family, household or farming use.

                 6.10 We assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory.

                 6.11 We shall pay when due all taxes, license fees and assessments relating to the Inventory.

                 6.12 We shall not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of our property or assets or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into us. We have not previously changed our corporate name, been the surviving entity in a merger or acquired any business except as disclosed to the Agent, RNB and NatWest in writing. We will at all times preserve, renew and keep in full force and effect our existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as we are engaged in as of the date hereof. We utilize no trade names in the conduct of our business except as set forth on Schedule D annexed hereto and made a part hereof. We shall give the Agent, RNB and NatWest thirty (30) days prior written notice of any proposed change in our corporate name, or the intended use of any other trade name, which notice shall set forth the new name, and, prior to making any such change, we agree to execute any additional financing statements or other documents or notices which the Agent may require in its sole and absolute discretion.

                 6.13 Our Records and chief executive office are maintained at the address referred to below and have been so on a continuous basis for at least six (6) months. We shall not change such location without the Agent's prior written consent and, prior to making any such change, we agree to execute any additional financing statements or other documents or notices which the Agent may require in its sole and absolute discretion.

                 6.14     (a)     We shall maintain our shipping forms,
invoices and other related documents in a form satisfactory to the Agent and shall maintain our books, records and accounts in accordance with generally accepted accounting principles consistently applied. We agree to furnish the Agent, RNB and NatWest, on a daily basis, with a schedule of accounts and assignments, a schedule of credits and adjustments and debit assignments, and a lockbox collection report, and, on a weekly basis, with a report of agings of accounts and an inventory report (including breakdowns of inventory by location and according to whether such inventory constitutes raw materials, work in process, or finished goods). All such schedules and reports shall be on RNB's standard forms or on forms otherwise satisfactory to the Agent, RNB and NatWest.

         (b) We shall furnish the Agent, RNB and NatWest with audited financial statements for each fiscal year, within 90 days of the end of such year, certified by independent public accountants selected by us and acceptable to the Agent, RNB and NatWest, in such scope and detail as the Agent, RNB and NatWest may require in such party's sole and absolute discretion. All such statements and information shall fairly present our financial condition as of the dates and the results of our operations for the periods for which the same are furnished.

         (c) We shall furnish the Agent, RNB and NatWest with copies of each 10-K Report and 10-Q Report filed by us with the Securities and Exchange Commission (the "SEC"), at the same time as such Reports are filed with the SEC.

         (d) We also agree to furnish the Agent, RNB and NatWest, at any time or from time to time with such other information and reports regarding our business affairs and financial condition, in such scope and detail, and such other financial statements, certified, reviewed or prepared by such accountants or our personnel, as the Agent or such bank may require in its sole and absolute discretion, including, without limitation, balance sheets, statements of profit and loss, financial statements, cash flow and other projections, earnings forecasts, schedules, agings and reports.

         (e) We hereby irrevocably authorize and direct all accountants, auditors or other third parties to deliver to the Agent, RNB and NatWest, at our expense, copies of our financial statements, management letters, papers related thereto, and other accounting records of any nature relating to us in their possession and to disclose to the Agent, RNB and NatWest any information they may have regarding our business affairs and financial condition.

         (f) All such information furnished by us under this Section 6.14 shall be, at the time the same is so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Agent, RNB and NatWest a true and accurate knowledge of the subject matter thereof. Any documents, schedules, invoices or other papers delivered to the Agent, RNB and NatWest may be destroyed or otherwise disposed of by such party one (1) year after the date the same are delivered to such party, unless we make written request therefor and pay all expenses attendant to their return, in which event such party shall return same when its actual or anticipated need therefor has ceased.

                 6.15 Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of our business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense, counterclaim, discount or allowance, and will be paid in full at maturity, and no agreement under which any deduction, discount, credit or allowance of any kind may be granted or allowed shall have been or shall thereafter be made by us with any Account Debtor. We shall accept no promissory note representing the indebtedness in respect of any Account without the Agent's prior written approval, and any such note shall immediately be endorsed by us to the Agent with recourse and delivered to it.

                 6.16 All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract therefor. We are not and shall not be entitled to pledge the credit of the Agent, RNB or NatWest on any purchase or for any purpose whatsoever. None of the transactions underlying or giving rise to any Eligible Account shall violate any state or federal laws or regulations, and all documents relating to the Eligible Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

                 6.17 We shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against us or our properties or assets or otherwise due from us, including FICA and withholding taxes, prior to the date on which penalties attach thereto. The Agent, RNB or NatWest shall be entitled to pay any such taxes, assessments, contributions and charges for our account and the Agent may charge any such payment to the Loan Account. We shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any supplement hereto or giving rise to the Accounts or any other Collateral or which the Agent, RNB or NatWest may be required to withhold or pay for any reason and we agree to indemnify and hold the Agent, RNB and NatWest harmless with respect thereto, and to repay to the Agent, RNB or NatWest, as the case may be, on demand the amount thereof, and until paid by us such amount shall be added to and deemed part of the Loans under this Agreement.

                 6.18 Except as otherwise disclosed to the Agent in writing, there is no present investigation by any governmental agency pending or threatened against us and there is no action, suit, proceeding or claim pending or threatened against us or our business, assets or goodwill, or affecting any transactions contemplated by this Agreement, or any supplement hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to us would result in any material adverse change in our business, assets, goodwill, or condition, financial or otherwise, or adversely affect any of the Collateral or the rights of the Agent, RNB or NatWest therein.

                 6.19 We are a corporation duly organized and validly existing and in good standing under the laws of the state of incorporation listed on the signature page below, and are duly qualified and existing and in good standing in every other state or other jurisdiction in which the nature of our business or the location of our assets requires us to be so qualified.

                 6.20 The execution, delivery and performance of the Agreement, any supplement hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within our corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of law or the terms of our Certificate of Incorporation, By-Laws or other governing documents, or of any indenture, agreement or undertaking to which we are a party or by which we or any of our properties are bound, and each of them is our binding act and deed, enforceable against us in accordance with its respective terms. We are, and shall remain, solvent at all times while this Agreement is in effect or any Obligation remains unpaid.

                 6.21 We shall, at our expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, UCC financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by the Agent, RNB and NatWest of all such party's rights and remedies hereunder, under any supplement hereto or applicable law with respect to the Collateral, and shall do or cause to be done such further acts and shall observe such other formalities as may be necessary or proper in the sole and absolute discretion of the Agent, RNB or NatWest to evidence, perfect, maintain and enforce the Agent's security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any supplement hereto. Where permitted by law, we hereby authorize the Agent to execute and file one or more UCC financing statements evidencing its rights in the Collateral signed only by the Agent.

                 6.22 All Loans requested by us under this Agreement shall be used for our general corporate and business purposes and shall in no event be requested or used by us for the specific purpose of: (a) making payments to Affiliates of any nature whatsoever, except in the ordinary course of business;
(b) purchasing or carrying of any "margin security"; or (c) otherwise in violation of Regulation U or Regulation X promulgated by the Board of Governors of the Federal Reserve System or any other Federal, State or local law or regulation.

                 6.23 We shall at all times remain in compliance with each and every item set forth in the Projections (including, without limitation, all amounts set forth therein for working capital, tangible net worth, quarterly profit or loss, and monthly cash flows), subject only to the deviances from the Projections expressly permitted pursuant to Section 2.2 hereof.

                 6.24 We shall not expend for salaries, bonuses, or other compensation for our executive officers more than the amounts payable as of the date hereof.

                 6.25 We shall permit the Agent, RNB and NatWest to conduct field examinations at our offices and at each location where any of the Collateral is located, at any time and from time to time as the Agent, RNB and NatWest, in their sole and absolute discretion, deem necessary, and we shall pay on demand all expenses of the Agent, RNB and NatWest related thereto. You have advised us that it is anticipated that no additional field examinations will be conducted during the term of this Agreement.

Section 7.  SPECIFIC POWERS.

                 7.1 We hereby constitute the Agent and its agents and designees as our attorneys-in-fact, at our own cost and expense, to exercise at any time all or any of the following powers at such time or from time to time, as the Agent may determine, in its sole and absolute discretion, which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the Agent's or our name, any and all checks, notes, drafts, remittances and other instruments and documents relating to the Collateral; (b) to receive, open and dispose of all mail addressed to us and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate; (c) to transmit to Account Debtors notice in the Agent's or our name of the Agent's interest therein and to request from such Account Debtors at any time, in the Agent's or our name or that of your designee, information concerning the Accounts and the amounts owing thereon; (d) to notify in the Agent's or our name Account Debtors to make payment directly to the Agent; (e) to take or bring, in the Agent's or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of the Collateral; and (f) to the extent permitted by applicable law, to execute in our name and on our behalf any UCC financing statements or amendments thereto naming us as debtor and the Agent as secured party and describing the Collateral evidencing your rights in the Collateral. Without limiting the generality of the foregoing, the Agent is hereby authorized to accept and to deposit all collections (including prepayments) in any form relating to Accounts received from or for the account of Account Debtors (whether such collections are remitted directly to you or are forwarded to you by us), including remittances which may reflect deductions taken by Account Debtors, regardless of amount, the Loan Account to be credited only with amounts actually collected on Accounts in accordance with Section 5.1. We hereby release: (a) any bank, trust company or other firm receiving or accepting such collections in any form, and (b) the Agent, RNB and NatWest and their respective officers, employees and designees, from any liability arising from any act or acts hereunder in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.

                 7.2 Nothing herein contained shall be construed to constitute us as the agent for the Agent, RNB or NatWest for any purpose whatsoever. Neither the Agent, RNB nor NatWest shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent, RNB nor NatWest shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom. The Agent may, without notice to or consent from us, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and release the Account Debtor thereon. The Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by us, all without discharging or in any way affecting our liability hereunder. Neither the Agent, RNB nor NatWest, by anything herein or in any assignment or otherwise, assumes any of our obligations under any contract or agreement assigned to any such party, and you shall not be responsible in any way for the performance by us of any of the terms and conditions thereof.

Section 8.  DEMAND, EVENTS OF DEFAULT AND REMEDIES.

                 8.1 All Obligations shall be, at the Agent's option, exercisable in the Agent's sole and absolute discretion, immediately due and payable, and any provision of this Agreement or any supplement hereto, as to future Loans and Letters of Credit shall, at the Agent's option, exercisable in such party's sole and absolute discretion, terminate forthwith upon: (a) the occurrence of any one or more of the following ("Events of Default"): (i) if we shall fail to pay when due any amounts owing under any Obligation, or shall fail to perform or shall otherwise breach any of the terms, covenants, conditions or provisions of this Agreement, any supplement hereto or any other agreement given by us in favor of the Agent, RNB or NatWest; (ii) if any representation, warranty, or statement of fact made to any of you at any time by us or on our behalf is false or misleading in any material respect; (iii) if we, or any guarantor, endorser or other person liable on the Obligations, shall become insolvent, fail to meet our or their debts as they mature, call a meeting of creditors or have a creditors' committee appointed, make an assignment for the benefit of creditors, commence or have commenced against us or them any action or proceeding for relief under any bankruptcy, insolvency, moratorium or similar law, or if a final and non-appealable judgment in excess of

$100,000.00 not covered by insurance is rendered against us or them, or if we or they suspend or discontinue doing business for any reason, or if a receiver, custodian or trustee of any kind is appointed for us or them or any of our or their respective properties; (iv) if there is any change in our control or ownership; (v) if there shall be a material adverse change in our business, assets or condition (financial or otherwise) from the date hereof; or (vi) if at any time any of you shall, in such party's sole discretion, consider the Obligations insecure or any part of the Collateral unsafe, insecure or insufficient.

                 8.2 Upon the occurrence of any Event of Default and at any time thereafter, the Agent shall have the right (in addition to any other rights the Agent may have under this Agreement, any supplement hereto or otherwise) without further notice to us, to appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as such party shall in its sole and absolute discretion determine, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in the Agent's or our name, to enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by us, take possession of the Inventory; to complete processing, manufacturing and repair of all or any portion of the Inventory; to sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any of our premises or premises of any other party, in connection with which we hereby waive any and all notices of any such sale or other intended disposition if said Inventory is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market; to require us, at our expense, to assemble and make available to the Agent any part or all of the Inventory at any place and time designated by the Agent; to remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Agent's sole option and discretion, and may bid or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived.

                 8.3 In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, we irrevocably waive:
(a) the posting of any bond, surety or security with respect thereto which might otherwise be required, (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (c) any requirement that you retain possession and not dispose of any Collateral until after trial or final judgment.

                 8.4 We agree that neither the Agent, nor RNB or NatWest shall have any obligation to give us notice of any proposed sale, or the place or time thereof, of any Collateral for which there is a recognized market and a readily ascertainable market price, and that with respect to other Collateral, the giving of five (5) days notice by any of you, sent by ordinary mail, postage prepaid, to our address set forth below, designating the place and time of any public sale or of such time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof, and we waive any other notice with respect thereto.

                 8.5 The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Agent to the payment of the Obligations in ratio to the RNB Loan Account and the NatWest Loan Account and we shall remain liable for any deficiency. Without limiting the generality of the foregoing, if the Agent enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, the Agent shall have the option, at any time, in its sole and absolute discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by such party of cash or other immediately available funds in connection therewith.

                 8.6 We shall be liable to each of the Agent, RNB and NatWest for any expenditures made by such party for the maintenance and preservation of the Collateral hereunder, including for taxes, levies, insurance and repairs, removal of liens and satisfaction of charges and claims, including, but not limited to any of the foregoing relating to warehouse charges, dyeing, finishing and processing charges, or landlord claims, and for the repossession, holding, preparation and sale or other disposition of such Collateral (including reasonable attorneys' and accountants' fees and legal expenses), as well as all damages for any breach of warranty, misrepresentation, or breach of covenant by us, and all such liabilities shall be added to and included as part of the Obligations and shall be payable upon demand.

                 8.7 Neither the Agent, nor RNB or NatWest, shall be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in or with said Inventory, whether as your agent or otherwise, or for the collection of any proceeds thereof, and the same shall at all times be at our sole risk.

                 8.8 Each of the Agent, RNB and NatWest is hereby authorized at any time and from time to time, without notice to us (any such notice being expressly waived by us) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such party to or for our credit or our account against any and all of the Obligations, irrespective of whether or not such party shall have made any demand thereon.

                 8.9 The enumeration of the foregoing rights and remedies is not intended to be exclusive or exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies each of you may have under the UCC or other applicable law. The Agent shall have the right, in its sole and absolute discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative, and may be exercised concurrently or seriatim.

                 8.10 No act, failure or delay by you shall constitute a waiver of any of the rights and remedies of the Agent, RNB or NatWest. No single or partial waiver by the Agent, RNB or NatWest of any provision of this Agreement or any supplement hereto, or breach or default thereunder, or of any right or remedy which it may have shall operate as a waiver of any other provision, breach, default, right or remedy, or of the same provision, breach, default, right or remedy on a future occasion.

                 8.11 We waive presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Any of you may, at all times, proceed directly against us to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect your or our rights in the Collateral.

Section 9.  EFFECTIVE DATE; TERMINATION; COSTS.

                 9.1 This Agreement shall become effective upon acceptance by each of you and shall continue in full force and effect for a term ending on December 31, 1995, unless sooner terminated pursuant to the terms hereof. No termination of this Agreement, however, whether pursuant to this Section 9.1 or upon demand or the occurrence of an Event of Default in accordance with Section
8.1 shall relieve or discharge us of our duties, obligations and covenants hereunder until all Obligations have been indefeasibly paid in full, and the continuing security interest of the Agent, RNB and NatWest in the Collateral shall remain in effect until such Obligations have been fully and finally discharged and notwithstanding the fact that at any time or from time to time the Loan Account may be temporarily in a credit position.

                 9.2 This Agreement, any supplement hereto, and any agreements, instruments or documents delivered or to be delivered in connection herewith represent our entire agreement and understanding concerning the Loans contemplated to be made and the Letters of Credit contemplated to be issued hereunder, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether oral or written with respect to such Loans and Letters of Credit; provided, however, that any security or other agreements granting to RNB or NatWest security interests in any of the Collateral shall continue in full force and effect, and provided, further, that this Section 9.2 shall in no respect terminate, cancel, reduce, or otherwise limit our liability to the Agent, RNB or NatWest in respect of any Obligations, if any, other than such Loans and Letters and Credit, existing on and as of the date hereof, or otherwise arising after the date hereof.

                 9.3 Neither this Agreement, nor any provision hereof shall be waived, terminated (except as expressly provided herein) or changed, modified or amended orally or by course of conduct except by a written instrument expressly referring hereto signed by us and each of you. Any of you may assign your rights in and to this Agreement, the Collateral, or any interest herein or therein, including, without limitation, through the sale of one or more participations to other lenders, and the benefits hereof and thereof shall inure to the benefit of any such assignee.

                 9.4 Upon your request we shall pay to the Agent, RNB or NatWest, as the case may be, or reimburse any of you for, all sums, costs and expenses which such party may pay or incur in connection with or related to the administration and enforcement of this Agreement, any supplement hereto, and all other agreements, instruments and documents in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect hereof or thereof, and all efforts made to defend, protect or enforce the security interest granted herein or therein or in enforcing payment of the Obligations, including, without limitation, in actions or proceedings which may involve any person asserting a claim or priority with respect to the Collateral, and including without limitation, appraisal fees, stenographers charges, filing fees and taxes, title insurance premiums, recording taxes, expenses for title, lien and other searches and examination thereof, expenses heretofore incurred by such party and from time to time hereafter incurred during the course of periodic field examinations of the Collateral after December 31, 1995 and our operations, wire transfer fees, check dishonor fees, the fees and disbursements of counsel to each or any of you in connection with any of the foregoing or otherwise related to this Agreement and the transactions contemplated hereby, including without limitation, for rendering opinion letters, the fees and commissions of collection agencies, all fees and expenses for the service and filing of papers, premiums or bonds and undertakings, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges, all of which shall be part of the Obligations and shall accrue interest after demand therefor at a rate equal to the highest rate then payable on any of the Obligations.

Section 10.  THE AGENT.

                 10.1 Appointment of Agent. RNB and NatWest each hereby designates RNB, as Agent (the "Agent") to act as specified herein, including with respect to the Collateral. RNB and NatWest each hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and any other loan and security documents and any other instruments and agreements referred to herein or related thereto and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

                 10.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.

                 10.3 Certain Rights of the Agent. If the Agent shall request instructions from RNB or NatWest or both with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other related loan and security documents, the Agent shall be entitled to refrain from such act or taking such or any action unless and until the Agent shall have received instructions from RNB or NatWest or both, as the Agent in its sole discretion shall determine, and the Agent shall not incur liability to any person by reason of so refraining.

                 10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, set or made by the proper Person. The Agent may consult with legal counsel (including our counsel or counsel to any guarantor), independent public accountants (including those retained by us or any guarantor) and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 10.5 Agent in its Individual Capacity. RNB, in its individual capacity and not as Agent, shall have the same rights and powers hereunder as the other lender hereunder and may exercise the same as though it were not performing the duties specified herein, as Agent.

                 10.6     Successor Agent.

                          (a)     The Agent may resign at any time by giving
written notice thereof to RNB, NatWest and us. Upon any such resignation RNB and NatWest shall have the right to jointly appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of RNB and NatWest, appoint a successor Agent, which shall be a bank which maintains an office in the United States of America, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank, having a combined capital and surplus of at least $2,000,000.00.

                          (b)     Upon the acceptance of any appointment as
Agent hereunder by a successor agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agents shall be discharged from its duties and obligations under this Agreement and the other related loan and security documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Agreement relating to the Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other related loan and security documents.

Section 11.  NOTICES.

                 11.1 Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto shall be given or made only by hand, Federal Express, Express Mail or other recognized overnight delivery service or by certified or registered mail, and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by Federal Express, Express Mail or overnight delivery service, one (1) day after dispatch; and if mailed by certified or registered mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the address (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph) set forth herein.

Section 12.  JURISDICTION; CHOICE OF LAW; WAIVER OF JURY TRIAL.

                 12.1 In any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction, we waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to us at our address set forth below. Within thirty (30) days after such mailing, we shall appear in answer to such summons, complaint or other process, failing which we shall be deemed in default and judgment may be entered by you against us for the amount of the claim and other relief requested therein.

                 12.2 This Agreement and all transactions hereunder shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the laws of that State without giving effect to principles governing conflicts of laws. If any part or provision of this Agreement is invalid or in contravention of any applicable law or regulation, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement.

                 12.3 WE AND EACH OF YOU HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY SUPPLEMENT HERETO, THE OBLIGATIONS, THE COLLATERAL OR ANY SUCH OTHER TRANSACTION. We hereby waive the right to interpose any defense and all rights of setoff and all rights to interpose counterclaims in the event of any litigation with respect to any matter connected with this Agreement, any supplement hereto, the Obligations, the Collateral or any other transaction between the parties, and we hereby irrevocably consent and submit to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, any supplement hereto, the Obligations, the Collateral or any such other transaction.

                                             Very truly yours,

                                             MOVIE STAR, INC.
                                              a NY corporation
                                                --

                                             By: /s/ Mark M. David
                                                ------------------
                                             Title: Chairman
                                                   ----------
                                             Address: 136 Madison Avenue
                                                      New York, New York  10016

Accepted and Agreed to at
New York, New York
on Sept.  14, 1995:
   -----  --

REPUBLIC NATIONAL BANK OF NEW YORK,
   individually and as Agent


By: /s/ Joel Burbank
   -----------------
Title: Sr. VP
      -----------


NATWEST BANK N.A.


By: /s/ Cynthia Sachs
   ------------------
Title: VP
      ---